Exhibit 10.24

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Agreement

between

Matrix Vehicle Tracking (Proprietary) Limited

Registration Number: 2004/019797/07

(“Matrix”)

and

Super Group Trading (Proprietary) Limited

T/A RENTRAK

Registration Number 1995/000920/07

(“the Contractor”)

1	Introduction

1.1	this Agreement, unless otherwise required or indicated by the context the singular shall include the plural and vice versa and masculine gender shall include all other genders and vice versa, natural persons shall include legal and juristic persons and vice versa.

1.2	The Annexures attached to this Agreement form part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise indicates, the same meanings in such Annexures

1.3	The headings used in this Agreement shall be deemed not to be part of the Agreement and will not be taken into consideration in the interpretation or construction of this Agreement.

1.4	In this Agreement, unless otherwise required or indicated by the context, the following expressions and words shall have the meanings assigned to them hereunder:-

1.4.1	“Agreement” means this Agreement and all annexures hereto;

1.4.2	“Ancillary Services” means those services supplied by agreement between the parties as recorded in annexure E;

1.4.3	“business day” - any day which is not a Saturday, Sunday or public holiday in the Republic of South Africa;

1.4.4	‘‘Customer” - any party who has an agreement with Matrix for the supply of tracking and/or recovery services;

1.4.5	“Equipment” shall mean the direction finding antennae and radios and associated tracking and monitoring devices;

1.4.6	“Helicopter services” shall mean a Helicopter no smaller than a Robinson 44 type fitted with Equipment and piloted by a suitably qualified commercial pilot. The pilot shall also have been trained in the use of the Equipment failing which an observer shall be supplied with each helicopter team to operate the Equipment;

1.4.7	“Installed Vehicles’ shall mean any motor vehicles or other equipment in which an IVU has been installed;

1.4.8	“intellectual property” shall mean all intellectual property of every nature whatever owned and/or controlled by Matrix including, without limiting the generality of the aforegoing, the trade marks, marks, logos and trade names and all of Matrix’s right, title and interest in and to all technology, trade secrets, insignias, designs, patents and copyrights relating to the products, whether registered or not;

1.4.9	“IVU” shall mean any equipment which has the capability being used to determine its geographic location;

1.4.10	“public announcement” shall mean any communication whether written or oral, whether conveyed by an employee, manager or contractor, which is intended or could reasonably be anticipated to result in any information about Matrix or any client of Matrix appearing in any media;

1.4.11	“Recovery Supervisor” shall mean a person nominated by the Contractor as their representative for operational management of the Services;

1.4.12	“Recovery Team” shall mean a motor vehicle in good working order in which Equipment has been installed and which is manned by no less than 2 (two) fully trained security officers;

1.4.13	“Services” shall mean;

1.4.13.1	the supply of Recovery Teams as set out in annexure A;

1.4.13.2	the tracking and recovery of Installed Vehicles;

1.4.13.3	such additional services as may be agreed between the Parties from time to time;

1.4.14	“Site” shall mean any location at which a Recovery Team shall be stationed when not involved in a recovery as set out in Annexure A. Such locations may be varied at Matrix’s discretion on not less than 30 days notice;

1.4.15	“Standard Procedures” shall mean the standard procedures with regard to the Services as may be agreed in writing between Matrix and the Contractor and which procedure shall form an integral part of this Agreement;

1.4.16	“System/System Software” means the software owned by and licensed to Matrix and used by Matrix to track IVUs;

1.4.17	“Uncontrollable Costs” means those which are outside the control of the Contractor and are specified as such in the annexures;

1.4.18	“VAT” - Value Added Tax in terms of the VAT Act of the Republic of South Africa;

1.4.19	“VAT Act” - Value Added Tax Act, No 89 of 1991, as amended;

1.5	any reference to any legislation is to such legislation as at the signature date and as amended or re-enacted from time to time;

1.6	if any provision in a definition is a substantive provision conferring any right or imposing any obligation on any party, then notwithstanding that it is only in the interpretation clause, effect shall be given to it as if it were a substantive provision in this agreement; and

1.7	when any number of days is prescribed such number shall exclude the first and include the last day unless the last day falls on a Saturday, Sunday or public holiday in the Republic of South Africa, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday in the Republic of South Africa.

2	Introduction

2.1	Matrix Vehicle Tracking (Proprietary) Limited is a company with limited liability duly incorporated in terms of the company laws of the Republic of South Africa.

2.2	The Contractor, Super Group Trading (Proprietary) Limited is a company with limited liability duly incorporated in terms of the company laws of the Republic of South Africa.

2.3	Matrix requires the Contractor to render the Services.

2.4	The Contractor has the necessary expertise and experience to render the Services to Matrix.

2.5	The parties herein record the terms and conditions by which they wish their relationship to be governed.

3	Commencement and Term

3.1	This agreement shall commence on 1 October 2005 and shall endure indefinitely until terminated in terms of clause 9 or clause 11 hereof.

4	Price and Payment

4.1	The prices to be paid by Matrix for the Services are set out in the annexures hereto and shall remain as such until altered by mutual agreement between the parties, save that the contractor shall:

4.1.1	on a monthly basis adjust the prices to reflect the actual impact of any change in the Uncontrollable Costs;

4.1.2	once per year on the anniversary of the commencement date, have the right to adjust the prevailing price, other than the portion of the price made up of Uncontrollable Costs, by the inflation rate prevailing over the past year as measured by the Consumer Price Index.

4.2	Payment shall be:

4.2.1	monthly in advance for all fixed monthly retainers provided suitable tax invoices have been furnished by the Contractor;

4.2.2	after receipt of taxation invoices, which invoices must have attached the basis upon which the amount has been calculated. Details to be disclosed on the invoice for each service provided include inter-alia:

4.2.2.1	type of service;

4.2.2.2	date and time;

4.2.2.3	duration;

4.2.2.4	description of the incident;

to enable Matrix to verify proof of delivery of service together with any other documents that may be relevant and payment shall be made thirty (30) days after the date of the statement which shall show all the invoices due for payment.

4.3	Statements must be dated the last day of the month in which relevant invoices were raised and received by Matrix.

4.4	The Contractor will provide Matrix with it’s banking details, VAT registration documents and a cancelled cheque together with the first invoice sent to Matrix.

5	Obligations of the Contractor

5.1	The Contractor undertakes:-

5.1.1	to provide all the necessary labour, materials, and equipment necessary to effectively render the Services to the standards as specified in the annexures;

5.1.2	to take all reasonable and necessary precautions to ensure the safety of its employees,

5.1.3	to operate with the highest ethical standards and take all reasonable and necessary steps to ensure the honesty and integrity of all employees and sub-contractors, including inter-alia polygraph testing every six months and rigorous background checking;

5.1.4	take the utmost care to avoid injuring any third party, employee or sub-contractor or damaging any property during the execution of the Services;

5.1.5	to ensure that the quality of the Services is and will remain in accordance with the requirements specified herein;

5.1.6	to execute the Services in terms of this agreement and in compliance with the laws, regulations or any other statutory or Governmental Act governing the Contractor and the Services;

5.1.7	to use all reasonable endeavours to track IVU as directed by Matrix and recover the Installed Vehicles in good condition;

5.1.8	to comply with all reasonable instructions of Matrix;

5.1.9	that recovery resources dedicated to Matrix shall solely be used for Matrix’s work unless Matrix expressly agrees to the contrary;

5.1.10	that when there are conflicting demands on recovery resources, the Contractor and all his sub-contractors, shall at all times give preference to Matrix’s requirements including stopping a non-Matrix operation to be able to immediately devote the resource to Matrix’s requirements;

5.1.11	that recovery vehicles shall be unbranded, until such time as Matrix decides to brand such vehicles, which branding shall be determined with input from the Contractor, with the costs of any such branding being paid by Matrix;

5.1.12	the recovery teams shall carry the agreed, Matrix supplied, Matrix branded clothing for use whenever handing vehicles back to Customers. The Contractor shall ensure that no Customer shall interact with any recovery team bearing the brand of any competitor of Matrix;

5.1.13	to allow any authorised representative of Matrix access to any facilities, maintained by the Contractor and from which the Services are provided, to evaluate the quality of the operations of the Contractor;

5.1.14	not to do, permit or omit to do anything which might have the effect of prejudicing or impeding the bona fide activities of Matrix or the interest or the goodwill of Matrix, or which might bring Matrix or its clients into disrepute;

5.1.15	not to provide any service to any third party other than those listed in annexure D without the written permission of Matrix which permission shall be given or withheld in Matrix’s absolute discretion;

5.1.16	not to make, or allow any employee or agent to make, any Public Announcement without the express written permission of Matrix;

5.1.17	to be responsible for the security and maintenance of the Equipment supplied by Matrix, other than any costs resulting from fair wear and tear which shall be borne by Matrix;

5.1.18	to during the currency of this agreement and for 36 months thereafter, maintain the confidentiality of all know-how which it may acquire in relation to-

5.1.18.1	the intellectual property;

5.1.18.2	the IVUs and the Services;

5.1.18.3	Matrix’s software;

5.1.18.4	Matrix’s business operations and it’s relationship with any business associate or client; and

5.1.18.5	Matrix’s employees;

and the Contractor undertakes that it will not disclose any portion of such know-how to any third party during the currency of this agreement or at any time thereafter. Furthermore the Contractor undertakes not to use any such information in any manner which may be detrimental to Matrix’s business and to provide every assistance to Matrix to protect it’s rights.

6	The Contractor warrants

6.1	The Contractor warrants:

6.1.1	that it has the necessary licenses, approvals and authority to render the Services to Matrix, and the Contractor indemnifies Matrix from all claims by any third party to the contrary;

6.1.2	that it has suitable insurance cover in place including public liability insurance;

6.1.3	that the Contractor specifically indemnifies and holds Matrix harmless from and against any loss, claim, action, damage or expense suffered or sustained by any member of the Contractor’s personnel in the course of effecting the Services and the Contractor indemnifies Matrix against any claim whatsoever arising from the provision of the Services;

6.1.4	that the Contractor specifically indemnifies and holds Matrix harmless from and against any claim or action from a Customer as a consequence of the actions or inaction of the Contractor. This includes an indemnity against claims arising from damage to, or loss of, any Customer’s vehicle during the course of any recovery procedure;

6.1.5	that the contractor shall at all times have a suitable contingency plan which will enable the contractor to continue to deliver the Services without disruption.

7	Matrix’s Obligations

7.1	Matrix shall:

7.1.1	provide that Equipment and software which is proprietary to Matrix, to facilitate tracking IVUs, in the quantities which the Contractor may reasonably require to provide the Services;

7.1.2	timeously report all incidents which require the Contractor to supply Services in order to maximize the chances of recovery and reduce the costs of providing the Services;

7.1.3	communicate all material information to the Contractor to assist the Contractor to efficiently provide the Services;

7.1.4	allow reasonable access to the Sites so that the Contractor may provide the Services and to allow the Contractor to connect and/or remove his Systems should this agreement terminate;

7.1.5	during the currency of this agreement and for 36 months thereafter, maintain the confidentiality of all know-how which it may acquire in relation to-

7.1.5.1	the Contractor’s business operations and it’s relationship with any business associate and client;

7.1.5.2	the Contractor’s employees;

and shall not disclose any portion of such know-how to any third party during the currency of this agreement or at any time thereafter. Furthermore Matrix undertakes not to use any such information in any manner which may be detrimental to the Contractor’s business and to provide every assistance to the Contractor to protect it’s rights.

7.1.6	timeously pay all amounts owing to the Contractor for Services which have been rendered in accordance with the terms of this agreement.

8	Impossibility of performance

8.1	Should any party (“the requisitionist”) be prevented or delayed from fulfilling any of its obligations in terms of this agreement as a result of any circumstances beyond its control, the requisitionist shall, subject to the provisions of clauses 6.1.5 and 8.3, be excused from performing that particular obligation or part thereof for so long as such circumstances exist, provided that if the performance by the requisitionist of any such obligation persists for a period in excess of 14 (fourteen) days, either party shall be entitled to terminate this agreement forthwith.

8.2	For the purposes of this clause 8 “circumstances beyond its control” shall mean vis major (including without limiting the generality of the aforegoing, any act of God and any other occurrence that is generally understood as constituting vis major including war, hostilities, insurrection, embargo, riot, fire, flood, cyclone, earthquake, landslide or explosion).

8.3	The requisitionist shall not be excused from performing any obligation in terms of this agreement as a result of any circumstance beyond its control if –

8.3.1	the requisitionist fails to inform the other party of such circumstance as soon as is reasonably possible after any such circumstance occurs; and

8.3.2	the requisitionist fails to take all steps reasonably possible to prevent, avoid or limit the duration and effects of any such circumstances; or

8.3.3	any act or omission on the part of the requisitionist caused the circumstance envisaged in clause 8.1 to arise.

9	Breach

9.1	If either party breaches any provision or term of this agreement and fails to remedy such breach within 7 (seven) days of the date of receipt of written notice requiring it to do so, then the aggrieved party may declare a dispute in writing whereupon the parties will arrange to meet forthwith to resolve the dispute and failing the resolution of the dispute then the aggrieved party shall be entitled, in addition to any other remedy available to it at law, to cancel this agreement or to hold the other party to the terms of this agreement and claim specific performance, in either event without prejudice to the aggrieved party’s rights to claim damages.

10	Arbitration

10.1	Save where otherwise provided in this Agreement, in the event of any dispute or difference arising between the Parties hereto relating to or arising out of this Agreement, including the validity, implementation, execution, interpretation, rectification, termination or cancellation of this Agreement, the Parties shall forthwith meet to attempt to settle such dispute or difference, and failing such settlement within a period of 14 (fourteen) days, the said dispute or difference shall, on written demand by any Party to the dispute, be submitted to arbitration in Johannesburg in accordance with the rules of the Arbitration Foundation of Southern Africa (“the Foundation”) by an arbitrator or arbitrators appointed by the Foundation and agreed to by the Parties.

10.2	Should the Parties fail to agree in writing on an arbitrator within 10 (ten) days after arbitration has been demanded, the arbitrator shall be nominated at the request of any Party to the dispute by the Foundation.

10.3	The Parties irrevocably agree that the submission to arbitration in terms of this clause is subject to the Parties’ rights of appeal set out hereunder.

10.3.1	Any Party to the arbitration may appeal the decision of the arbitrator within a period of 21 (twenty one) days after the arbitrator’s ruling has been handed down by giving written notice to that effect to the other Party or Parties to the arbitration. The appeal shall be dealt with in accordance with the rules of the Foundation by a panel of 3 (three) arbitrators appointed by the Foundation.

10.3.2	The decision of the arbitrator shall be final and binding on the Parties to the arbitration after the expiry of the period of 21 (twenty one) days from the date of the arbitrator’s ruling if no appeal has been lodged by any Party. A decision which becomes final and binding in terms of this clause 10.3.1 may be made an order of court at the instance of any Party to the arbitration.

10.4	Nothing herein contained shall be deemed to prevent or prohibit any Party from applying to the appropriate Court for urgent relief.

11	Termination

11.1	Matrix reserves the right to terminate this agreement, without notice and without limiting Matrix’s rights to claim for damages, if the Contractor:

11.1.1	commits any material breach which goes to the root of the agreement; or

11.1.2	persistently breaches any of the provisions of this agreement; or

11.1.3	fails to carry out any of the Services in a fit and proper manner; or

11.1.4	is guilty of any criminal offence.

11.2	Matrix may terminate this Contract upon three hundred and sixty five (365) days written notice to the Contractor however such notice may not given before 30 September 2008.

11.3	the Contractor may terminate this Contract upon three hundred and sixty five (365) days written notice to Matrix however such notice may not given before 30 September 2008.

12	Domicilium

12.1	Each party chooses as its domicilium citandi et executandi (“domicilium”) for all purposes under this agreement, whether for serving any court process or documents, giving any notice, or making any other communications of whatsoever nature and for any other purpose arising from this agreement (“notice”) as follows:-

Matrix Vehicle Tracking (Proprietary) Limited

Matrix Corner

Howick Close

Waterfall Park

Midrand

Attention: The Managing Director

Telefax No: (011) 805 7495

Super Group Trading (Proprietary) Limited:

Sandhurst Office Park, Block E,

Corner Katherine and Rivonia Road,

Sandton,

2193

Telefax No: (011) 523 4791

Attention: CEO

12.2	Any notice required or permitted to be given under this agreement shall be valid and effective only if in writing

12.3	Any party may by notice to the other party change its domicilium to another physical address in the Republic of South Africa and such change shall take effect on the seventh day after the date of receipt by the other party of the notice

12.4	Any notice to a party contained in a correctly addressed envelope and delivered by hand to a responsible person during ordinary business hours at its domicilium shall be deemed to have been received on the date of delivery.

12.5	Notwithstanding anything to the contrary herein, a written notice actually received by a party, including a notice sent by telefax (“the first notice”), shall be adequate notice to it notwithstanding that it was not sent or delivered to its chosen domicilium, provided that, within the next three succeeding business days a copy of the first notice is delivered to the chosen domicilium accompanied by a notice giving the following particulars:-

12.5.1	where the first notice was sent by telefax, the date and time of dispatch and the telefax number to which it was sent; and

12.5.2	where the first notice was delivered in a manner other than by telefax, the manner of delivery, the date on which it was delivered, the person by whom it was received and where it was received.

13	General

13.1	This agreement and its annexures constitute the sole record of the agreement between the parties in relation to the subject matter hereof.

13.2	No party shall be bound by any representation, warranty, promise or the like not recorded herein.

13.3	The Parties will at all times owe each other a duty of the utmost good faith.

13.4	No addition to, variation, or agreed cancellation of this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties.

13.5	No indulgence which either party may grant to the other shall constitute a waiver of any of the rights of the grantor, who shall not thereby be precluded from exercising any rights against the grantee which may have arisen in the past or which might arise in the future.

13.6	This agreement supersedes all prior agreements, undertakings and arrangements existing between the parties relating to the subject matter hereof.

13.7	Nothing in this agreement shall be construed as creating a partnership between the parties or as creating an agency or employment relationship between the parties.

13.8	Neither party may cede or assign that party’s rights or delegate that party’s obligations without the prior written consent of the other party which consent shall not be unreasonably withheld or delayed.

13.9	Each party represents that it has authority to enter into this agreement and to do all things necessary to procure the fulfilment of its obligations in terms of this agreement.

14	Governing law

14.1	This agreement and the relationship of the parties in connection with the subject matter of this agreement and each other shall be governed and determined in accordance with the laws of the Republic of South Africa.

14.2	The parties hereby submit to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa.

15	Severability

15.1	In the event of any one or more of the provisions of this agreement being held for any reason to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this agreement, and this agreement shall be construed as if such invalid, illegal or unenforceable provision was not a part of this agreement, and the agreement shall be carried out as nearly as possible in accordance with its original terms and intent.

Signed at Sandton on 2 September 2005

As Witnesses:

1.

2.

For: Matrix Vehicle Tracking (Proprietary) Limited

Warranting authority hereto

Name:

Capacity:

Signed at Sandton on 2 September 2005

As Witnesses:

1

2.

For: Super Group Trading (Proprietary) Limited

Warranting authority hereto

Name:

Capacity:

Annexure A

Services to be provided by the contractor

1	Recovery of Stolen Installed Vehicles

The contractor shall ensure recovery teams are available at the following locations.

Recovery Team

*

Matrix may vary the site locations of recovery teams. The variation shall be requested in writing and maybe either a:

•

Temporary variation is for new location for up to 30 days shall require 7 days notice. If the new site is within 80 Kms of the current site there will be no cost to Matrix of such variation. If the new site is more than 80kms away from the existing site then the Contractor shall be permitted to claim for the actual additional costs resulting directly from the site variation. The Contractor shall notify Matrix of any such additional costs in writing within 5 days of Matrix’s request for the Site variation. Temporary relocations only apply to the Johannesburg recovery teams; or

•	Permanent variation which shall require 30 days notice.

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Matrix may cancel any recovery team upon 30 days written notice.

Each ground recovery team to be equipped with the following items:

•	Cellular Telephone

•	Ground to air radio

•	Global Positioning System

•	Bullet Proof vests

•	Firearm for self defence

2	Identification of Faulty IVU’s

The Contractor shall assist Matrix to locate any malfunctioning IVU.

3	Fixed Monthly Cost

These costs (which exclude value added tax) shall be charged monthly in advance. The Ground teams *. Included in this total is the individual cost of * per dedicated Johannesburg team. The Uncontrollable Costs included in this price are:

•	Fuel * relating to the 3 Johannesburg ground teams.

4	Variable Costs

These costs (which exclude value added tax) shall be charged monthly in arrears and shall vary depending on the actual usage of the services made by Matrix

Ground Team Services

These hourly charges shall only apply to the actual usage of the ground teams.

•	Johannesburg Hourly Rate *

•	Regional Hourly Rate (excluding Durban and Pietermaritzburg) *

•	Hourly rate for Durban and Pietermaritzburg *

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Annexure B

Service Level Agreement

1	The contractor shall ensure that recovery teams and Recovery Supervisor are available 24 hours per day seven days per week and at least 95% of telephone calls from Matrix shall be answered within 30 seconds.

2	The response times required for the Recovery service are:

2.1	Peak Time (06h00 – 20h30 on every business day)

•

Recovery Team – Teams are to be mobilised within 5 minutes i.e. driving the recovery vehicle towards the location of the incident. This service level must be met for at least 95% of all peak time recoveries.

2.2	Off peak Time – all times outside of peak time

•

Recovery Team – Teams are to be mobilised within 15 minutes i.e. driving the recovery vehicle towards the location of the incident. This service level must be met for at least 95% of all off-peak time recoveries.

3	The Contractor shall provide a detailed written recovery report to Matrix by 10h00 hrs on the business day immediately after any incident.

Annexure C

Standard Procedures to be followed

1	Matrix shall despatch the appropriate recovery team or teams. If Matrix’s deems it appropriate they will instruct the Recovery Supervisor to use the Helicopter Services.

2	Matrix shall contact the Recovery Supervisor telephonically and inform him of the incident to enable the Contractor to ensure the appropriate service levels are maintained.

3	The Recovery Supervisor shall constantly communicate with Matrix throughout the recovery process.

4	The Recovery Supervisor shall be responsible for enlisting the necessary support from the various police services however it shall be at Matrix’s sole discretion to authorise the use of Helicopter services or any other air-support which might be deemed appropriate.

5	Matrix will decide when the Recovery Team and the Helicopter are to stand down.

6	Once a vehicle has been recovered the Contractor and/or its sub-contractors will return the said vehicle to the rightful owner, unless the South African Police Service demands possession of the vehicle. Should a vehicle towing service be required, the Contractor shall, upon Matrix’s authorization and at Matrix’s expense, organize with the client for the vehicle to be taken to a safe place as determined by Matrix.

Recovery Process

Annexure D

Permitted customer of the Contractor

Bandit

Datatrak

Startrak

Comtech

Powertrac

Duo Solutions

Clearcall

MobileTracker

Soltrak

Any company owned by Super Group as at date of signature of this agreement

Control Instruments

Rentrak Client Portfolio

Super Group clients: Alex Carriers

Super Rent

Supply Chain Partners

GDC

Fleet Africa

Afrox

Vector Logistics

C-Track (Bayer)

C-Track (Agfa)

C-Track (Cargo Carriers)

C-Track (Debis)

Enviroserv

Hulls Transport

FedEx

DHL

Stuarts Transport

Time Freight

Laser Group

C-Track (Courier Freight Group)

SA Post Office

Speed Services

C-Track (XPS)

Triton Express

C-Track (Micon Transport)

C-Track (Sujmel Transport)

C-Truck (Truckmec)

C-Track (HV Transport)

Tracking Suppliers/Recovery Services

Clearcall

Comtech

Control Instruments

PowerTrack

Datatrak

C-Track

Duo Solutions

Startrack

Mobile Tracker

Scope

Bandit

Tracker only to recover Super Group vehicles fitted with Tracker

Soltrack

ITA as a sub contractor

Tough

Annexure E.1

Ancillary Services – Helicopter Services

The contractor shall utilize a sub-contractor approved by Matrix, to supply the Helicopter Services to Matrix on the following terms:

1.	A Helicopter Service shall be permanently available to Matrix, from Rand Airport, 24 hours per day 7 days per week.

2.	The dedicated helicopter shall be airborne within 8 minutes for at least 90% of call outs.

3.	The sub-contractor shall endeavour to have additional suitably equipped Helicopters available should more than one Helicopter be required at any one time.

4.	The service shall be terminable upon no more than 60 days notice.

5.	The costs which (exclude value added tax) shall be:

a.	Monthly retainer to be charged monthly in advance:

* plus

* Tracking Assistants

Plus

b.	An Hourly charge per hour flown charged monthly in arrears

i.	Hourly rate for Jet Ranger *

The Uncontrollable Costs included in this price are:

•	Fuel *
ii.	Hourly rate for Robinson 44 *

The Uncontrollable Costs included in this price are:

•	Fuel *

Plus

c.	Any landing fees incurred when Matrix requires that a helicopter lands for refuelling at any airport other than at their home airport.

The approved sub-contractor shall initially be Henley Air.

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Annexure E.2

Ancilliary Services – Fraud Investigations

The Contractor shall upon request from Matrix provide suitable personnel to conduct Theft and/or Fraud Investigations on behalf of Matrix. These services shall be provided as and when required and shall be charged at an hourly rate of * (which excludes value added tax) plus any costs of travelling outside of Gauteng which will be for Matrix’s account i.e., Air Travel / Accommodation. Such travel costs shall be authorised by Matrix in advance.

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Annexure A.2

This addendum is further to the signed agreement between Matrix and The Contractor on the 2nd September 2005.

The increase as set out in paragraph 4.1.2 of the Main Agreement will come into effect on the 1st October 2006.

The purpose of this addendum is to document the increase in costs as agreed between both parties.

1.	Uncontrollable Costs

1.1	Fuel Costs

Matrix agrees to cover any variance to the fuel costs as stipulated in the original agreement in Annexure A point 3.

1.2	Overtime Costs

With effect from 1 October 2006, overtime will be considered an “Uncontrollable Cost” and as such Rentrak will submit a monthly invoice for such costs. The overtime will be limited to time and a half. Overtime will only be time requested by Matrix.

2.	Retainer Costs

Matrix agrees to the following increases in the Retainer Costs payable to The Contractor. This has been calculated on the percentage increase which is then rounded to the nearest Rand.

*

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

October 2006

Annexure A.2

Matrix agrees to the following increases in the Hourly Rates to The Contractor. This has been calculated on the percentage increase which is then rounded to the nearest Rand.

*

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

October 2006

Annexure A.2

Signed at Midrand on 22 November 2006

As Witnesses:

1.

2.

For: Matrix Vehicle Tracking (Proprietary) Limited

Warranting authority hereto

Name:	R. Botha

Capacity:	Chief Operating Officer

Signed at Elandsfontein on 29th November 2006

As Witnesses:

1.

2.

For: Super Group Trading (Proprietary) Limited T/A Rentrak

Warranting authority hereto

Name:	D. Renton

Capacity:	M /Director

Octobers 2006

Annexure A.3

This addendum is further to the signed agreement between Matrix and The Contractor on the 2nd September 2005.

The increase as set out in paragraph 4.1.2 of the Main Agreement will come into effect on the 1st October 2007.

The purpose of this addendum is to document the increase in costs as agreed between both parties.

1.	Retainer Costs

Matrix agrees to the following increases in the Retainer Costs payable to The Contractor. This has been calculated on the percentage increase which is then rounded to the nearest Rand.

*

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

October 2007

Annexure A.3

Matrix agrees to the following increases in the Hourly Rates to The Contractor. This has been calculated on the percentage increase which is then rounded to the nearest Rand.

*

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

October 2007

Annexure A.3

Signed at Midrand on 25 September 2007

As Witnesses:

1.

2.

For: Matrix Vehicle Tracking (Proprietary) Limited

Warranting authority hereto

Name:	R. Botha

Capacity:	Chief Operating Officer

Signed at                      on                      2007

As Witnesses:

1.

2.

For: Super Group Trading (Proprietary) Limited T/A Rentrak

Warranting authority hereto

Name:	Dave Renton

Capacity:	M/D

October 2007

Annexure A.4

This addendum is further to the signed agreement between MIX Telematics and The Contractor on the 2nd September 2005.

The increase as set out in paragraph 4.1.2 of the Main Agreement will come into effect on the 1st October 2008.

The purpose of this addendum is to document the increase in costs as agreed between both parties.

1.	Retainer Costs

Matrix agrees to the following increases in the Retainer Costs payable to The Contractor. This has been calculated on the percentage increase which is then rounded to the nearest Rand.

*

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

October 2008

Annexure A.4

MIX Telematics agrees to the following increases in the Hourly Rates to The Contractor. This has been calculated on the percentage increase which is then rounded to the nearest Rand.

*

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

October 2008

Annexure A.4

Signed at Midrand on 8 October 2008

As Witnesses:

1.

2.

For: MiX Telematics (Proprietary) Limited

Warranting authority hereto

Name:	R. Botha

Capacity:	Managing Director

Signed at Midrand on 14th October 2008

As Witnesses:

1.	14/10/08

2.	Rooij 14/10/2008

For: Super Group Trading (Proprietary) Limited T/A Rentrak

Warranting authority hereto

Name:	Dave Renton

Capacity:	M/D Rentrak

October 2008